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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements of SI Technologies, Inc. on Form S-3 (No. 333-60421, effective July 31, 1998) of our report dated October 19, 2001, except for Note F, as to which the date is November 9, 2001, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ GRANT THORNTON LLP

Irvine, California
November 13, 2001

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS